Exhibit 99.1
Nextracker Reports Q4 and FY24 Financial Results
Achieves Record Revenue and Profits
First U.S. Solar Company to Achieve 100 Gigawatts Global Shipment Milestone
May 14, 2024
FREMONT, CALIF.-- Nextracker (Nasdaq: NXT), a global market leader of intelligent solar tracker and software solutions, today announced financial results for the fourth quarter and fiscal year ended March 31, 2024.
Full FY2024 Financial Highlights
•Revenue $2.5 billion, up 31% YoY
•GAAP net income $496 million, diluted EPS $3.37
•Adjusted EBITDA $521 million, up 150% YoY (excludes IRA 45X tax credit benefits)
•Adjusted net income $451 million, adjusted diluted EPS $3.06 (excludes IRA 45X tax credit benefits)
•Operating cash flow of $429 million and adjusted free cash flow of $427 million
Full FY2024 Business Highlights
•Milestone of 100-gigawatts (GW) shipped globally since company inception
•Record backlog of over $4 billion; Robust demand in U.S. and international markets
•Launched 3 new products: NX Horizon Hail Pro™, NX Horizon XTR-1.5™, TrueCapture’s Zonal DiffuseTM
•20 new or expanded U.S. partner manufacturing facilities since 2021
•Global annual supply capacity over 50 gigawatts, including U.S. capacity of over 30 gigawatts
Q4 FY2024 Financial Highlights:
•Revenue $737 million, up 42% YoY
•GAAP net income $223 million, diluted EPS $1.51
•Adjusted EBITDA $160 million, up 120% YoY (excludes IRA 45X tax credit benefits)
“Fiscal year 2024 was a year of strong execution and significant growth for Nextracker, and we reached a record backlog of over $4 billion that more than tripled in 2 years,” said Dan Shugar, founder and CEO of Nextracker. “We’ve accelerated our pace of product innovation, scaled global revenue and supply chain, more than doubled our profits from the prior year, and exceeded all elements of our full year guidance.”
“We also reached a tremendous milestone being the first U.S. solar company to surpass 100 gigawatts of global shipments since Nextracker’s inception, which underscores our sustained leadership position in the market. As we look ahead, we’re very excited about solar accelerating its position as the number one source of new power generation in the U.S. and abroad.”
FY2025 Annual Guidance
•Revenue: $2.8 billion to $2.9 billion
•GAAP net income: $369 million to $399 million
•GAAP diluted EPS: $2.41 to $2.61

•Adjusted EBITDA: $600 million to $650 million, which excludes approximately $95 million for stock-based compensation expense and net intangible amortization
•Adjusted diluted EPS: $2.89 to $3.09, which excludes approximately $0.48 for stock-based compensation expense and net intangible amortization
Q4 FY2024 Earnings Call
May 14, 2024
2:00 p.m. PT / 5:00p.m. ET
Live webcast available on investors.nextracker.com
The webcast replay, along with supporting materials, will be available on the Nextracker IR website following the conclusion of the event.
About Nextracker
Nextracker is a leading provider of intelligent, integrated solar tracker and software solutions used in utility-scale and ground-mounted distributed generation solar projects around the world. Our products enable solar panels power plants to follow the sun’s movement across the sky and optimize plant performance. With power plants operating in more than 30 countries worldwide, Nextracker offers solar tracker technologies that increase energy production while reducing costs for significant plant ROI. For more information, please visit www.nextracker.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption and Nextracker’s outlook for fiscal 2025 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.
Use of Non-GAAP Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.
Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except share and per share data)

	Three-months ended		Twelve-months ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Revenue	$736,515	$518,395	$2,499,841	$1,902,137
Cost of sales	396,045	428,083	1,686,792	1,615,164
Gross profit	340,470	90,312	813,049	286,973
Selling, general and administrative expenses	56,706	41,394	183,571	96,869
Research and development	13,090	8,336	42,360	21,619
Operating income	270,674	40,582	587,118	168,485
Interest, net	988	2,212	2,124	1,833
Other income, net	(13,378)	(1,692)	(23,003)	(2,431)
Income before income taxes	283,064	40,062	607,997	169,083
Provision for income taxes	59,864	12,532	111,782	47,750
Net income and comprehensive income	223,200	27,530	496,215	121,333
Less: Net income attributable to Nextracker LLC prior to the reorganization transactions	—	23,941	—	117,744
Less: Net income attributable to redeemable non-controlling interests and non-controlling interests	18,037	2,446	189,974	2,446
Net income attributable to Nextracker Inc.	$205,163	$1,143	$306,241	$1,143

Earnings per share attributable to the stockholders of Nextracker Inc.
Basic	$1.48	$0.02	$3.97	$0.02
Diluted	$1.51	$0.02	$3.37	$0.02
Weighted-average shares used in computing per share amounts:
Basic	138,389,259	45,886,065	77,067,639	45,886,065
Diluted	148,144,066	145,851,637	147,284,330	145,851,637

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of March 31, 2024	As of March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$474,054	$130,008
Accounts receivable, net of allowance of $3,872 and $1,768, respectively	382,687	271,159
Contract assets	397,123	297,960
Inventories	201,736	138,057
Other current assets	312,635	35,081
Total current assets	1,768,235	872,265
Property and equipment, net	9,236	7,255
Goodwill	265,153	265,153
Other intangible assets, net	1,546	1,321
Deferred tax assets and other assets	474,612	273,686
Total assets	$2,518,782	$1,419,680
LIABILITIES, REDEEMABLE INTERESTS AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	456,639	211,355
Accrued expenses	82,410	59,770
Deferred revenue	225,539	176,473
Due to related parties	—	12,239
Other current liabilities	126,898	47,589
Total current liabilities	891,486	507,426
Long-term debt	143,967	147,147
TRA liability and other liabilities	491,301	280,246
Total liabilities	1,526,754	934,819
Redeemable non-controlling interest	—	3,560,628
Total stockholders' equity (deficit)	$992,028	$(3,075,767)
Total liabilities, redeemable interests and stockholders' equity (deficit)	$2,518,782	$1,419,680

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Twelve-months ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$496,215	$121,333
Depreciation and amortization	4,363	4,626
Changes in working capital and other, net	(71,605)	(18,290)
Net cash provided by operating activities	428,973	107,669
Cash flows from investing activities:
Purchases of property and equipment	(6,160)	(3,183)
Proceeds from the disposition of property and equipment	—	24
Purchase of intangible assets	(500)	—
Net cash used in investing activities	(6,660)	(3,159)
Cash flows from financing activities:
Proceeds from bank borrowings and long-term debt	—	170,000
Repayments of bank borrowings	(1)	(20,000)
Net proceeds from issuance of Class A shares	552,009	693,781
Net proceeds from issuance of Class B shares	—	76
Purchase of LLC common units from Yuma, Inc.	(552,009)	(693,781)
Distribution to non-controlling interest holders	(66,881)	(175,000)
Net transfers (to) from Flex	(8,335)	24,205
Other financing activities	(3,050)	(2,853)
Net cash used in financing activities	(78,267)	(3,572)
Effect of exchange rate on cash and cash equivalents	—	—
Net increase in cash and cash equivalents	344,046	100,938
Cash and cash equivalents beginning of period	130,008	29,070
Cash and cash equivalents end of period	$474,054	$130,008

	Twelve-months ended
Adjusted free cash flow	March 31, 2024	March 31, 2023
Net cash provided by operating activities	$428,973	$107,669
Purchases of property and equipment	(6,160)	(3,183)
Proceeds from the disposition of property and equipment	—	24
Other financing	3,750	—
Adjusted free cash flow	$426,563	$104,510

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP Financial measures
(In thousands, except percentages, shares and per share data)

	Three-months ended		Twelve-months ended
	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
GAAP gross profit	$340,470	$90,312	$813,049	$286,973
Stock-based compensation expense	3,096	11,689	10,764	12,794
Intangible amortization	87	62	275	250
Advanced manufacturing tax credit vendor rebate	$(121,405)	$—	$(121,405)	$—
Non-GAAP gross profit	$222,248	$102,063	$702,683	$300,017
GAAP operating income	$270,674	$40,582	$587,118	$168,485
Stock-based compensation expense	16,889	29,204	56,783	31,994
Intangible amortization	87	62	275	1,207
Legal costs and other	—	—	—	1,441
Advanced manufacturing tax credit vendor rebate	(121,405)	—	(121,405)	—
Non-GAAP operating income	$166,245	$69,848	$522,771	$203,127
GAAP net income	$223,200	$27,530	$496,215	$121,333
Stock-based compensation expense	16,889	29,204	56,783	31,994
Intangible amortization	87	62	275	1,207
Adjustment for taxes	23,567	(897)	19,527	(2,880)
Legal costs and other	—	—	—	1,441
Advanced manufacturing tax credit vendor rebate	(121,405)	—	(121,405)	—
Non-GAAP net income	$142,338	$55,899	$451,395	$153,095
GAAP Net income	$223,200	$27,530	$496,215	$121,333
Interest, net	988	2,212	2,124	1,833
Provision for income taxes	59,864	12,532	111,782	47,750
Depreciation expense	1,138	970	4,088	3,419
Intangible amortization	87	62	275	1,207
Stock-based compensation expense	16,889	29,204	56,783	31,994
Legal costs and other	—	—	—	1,441
Advanced manufacturing tax credit vendor rebate	(121,405)	—	(121,405)	—
Other tax related income, net	(21,138)	—	(28,397)	—
Adjusted EBITDA	$159,623	$72,510	$521,465	$208,977
Net income (% of revenue)	30.3%	5.3%	19.8%	6.4%
Non-GAAP gross margin	30.2%	19.7%	28.1%	15.8%
Adjusted EBITDA (% of revenue)	21.7%	14.0%	20.9%	11.0%
Diluted earnings per share
GAAP	$1.51	$0.02	$3.37	$0.02
Earnings per share attributable to Non-GAAP adjustments	$(0.55)	$—	$(0.30)	$—
Non-GAAP	$0.96	$0.02	$3.06	$0.02

Diluted shares used in computing per share amounts	148,144,066	145,851,637	147,284,330	145,851,637
See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes
(1) To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees and assumed in business acquisitions. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

During fiscal year 2023, the Company granted equity compensation awards to employees under the First Amended and Restated 2022 Nextracker LLC Equity Incentive Plan (the “2022 Nextracker Plan”), Vesting of awards under the Plan was contingent on a Nextracker Initial Public Offering (IPO) which occurred on February 9, 2023. In addition to the 2022 Nextracker Plan, prior to the Flex spin-off, Flex maintained several stock-based incentive plans for the benefit of certain of its officers, directors, and employees, including the employees of Nextracker. Stock-based compensation expense for the period prior to the Flex spin-off also include expense recognized under the Flex plan.
Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
The 45X Advanced Manufacturing Production Tax Credit (“45X Credit”) which was established as part of the Inflation Reduction Act (IRA), is a per-unit tax credit earned over time for each clean energy component domestically produced and sold by a manufacturer. The 45X Credit was eligible for domestic parts manufactured after January 1, 2023. The Company has executed agreements with certain suppliers to ramp up its U.S. manufacturing footprint. These suppliers produce 45X Credit eligible parts, including torque tubes, and structural fasteners, that will then be incorporated into a solar tracker. The Company has contractually agreed with these suppliers to share a portion of the credit related to Nextracker’s purchases. The Company accounts for these credits as a reduction of the purchase price of the parts acquired from the vendor and therefore a reduction of inventory until the part is sold, at which point the Company recognizes such credit as a reduction of cost of sales on the unaudited condensed consolidated statements of operations and comprehensive income. During the fourth quarter of fiscal 2024, the Company determined the amount of the 45X vendor rebates it expects to receive in accordance with the vendor contracts and recognized a cumulative reduction to cost of sales of $121.4 million related to 45X Credit vendor rebates earned on production of eligible components shipped to projects starting on or after January 1, 2023. The Company believes that the assessment of its operations excluding the benefit from the vendor credits provides a more consistent comparison of its performance given the cumulative nature of the amount recorded in the fiscal fourth quarter.
Legal costs and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.

Investors, Financial Media & Press
Mary Lai
VP, IR & Financial Communications
Investor@nextracker.com
Media & Press
Kristan Kirsh
SVP, Global Marketing
Media@nextracker.com